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                                                                Exhibit 10.34
                           FIRST AMENDMENT TO LEASE

This First Amendment to Lease ("Amendment"), is made and entered into this 17th day of September, 1996 by and between Berg & Berg Enterprises, Inc., a California corporation ("Berg" or "Lessor") and Premisys
Communications, Inc., a Delaware  corporation ("Premisys"  or "Lessee").   All
capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

RECITALS

A.  By that certain lease  dated October 24, 1996  (the "Lease"), Berg agreed to
    construct approximately  52,000   square  feet   of  space,  including all
    improvements thereto, at 48700 Milmont Drive, Fremont, California (the "Premises") and to lease the constructed space to Premisys.

B. The parties to the Lease hereby agree to amend the Lease according to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree to amend the Lease as follows:

     1. ADDRESS: The address for the Premises is 48800 Milmont Drive, Fremont, California.

     2. PREMISES: The square footage of the Premises has increased to 53,000 square feet.

     3. COMMENCEMENT DATE: Lessor and Lessee agree that construction of the Premises has been delayed due to acts of God (rain and wet soil conditions) for in excess of sixty (60) days and therefore rent abatement as provided in Section 2 of the Lease, if any, shall commence November 30, 1996 rather than September 30, 1996. It is the intention of Lessor and Lessee that the Commencement Date as provided in Section 1 of the Lease shall be October 1, 1996 rather than August 1, 1996.

     4. TI ALLOWANCE: The TI Allowance shall be increased to $1,325,000 rather than $1,300,000 as provided in Section 2 of the Lease.

     5. BASE RENT: Base rent shall be increased to and payable at the following monthly rates:
          Months  1 through 12                     $46,640
          Months 13 through 24                      47,806
          Months 25 through 36                      49,001
          Months 37 through 48                      50,226
          Months 49 through 60                      51,482
          Months 61 through 72                      52,769
          Months 73 through 84                      54,088
          Months 85 through 96                      55,440

     6. LESSEE INTERIOR IMPROVEMENTS: Lessee is aware and acknowledges that the cost of the Lessee Interior Improvements are expected to be approximately two million three hundred twenty-eight thousand one hundred fifty-six dollars ($2,328,156) due to the special HVAC, electrical, data, and grounding requirements of Premisys, excluding security costs. Based on the current estimated total of the Lessee Interior Improvements, Lessee will be required to make cash payments to Lessor of approximately one million three thousand dollars ($1,003,156) for Lessee Interior Improvements plus the costs of security.

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     7.  RATIFICATION OF LEASE:  Except as modified herein, the Lease is hereby ratified, approved and confirmed upon all the terms, covenants, and conditions.

     8. AUTHORITY: Each party executing this Amendment represents and warrants that he or she is duly authorized to execute and deliver this Amendment. If executed on behalf of a corporation, that this Amendment is executed in accordance with the by-laws of said corporation (or a partnership that this Amendment is executed in accordance with the partnership agreement of such partnership), that no other party's approval or consent to such execution and delivery is required, and that this Amendment is binding upon said individual, corporation
         (or partnership) as the case may be in accordance with its terms.

         BERG & BERG ENTERPRISES, INC.,          PREMISYS COMMUNICATIONS, INC.,
         a California general partnership             a Delaware corporation


     By:  /s/ Carl E. Berg                   By:    /s/ Riley R. Willcox
         -------------------------                  -------------------------
            Carl E. Berg                              Riley R. Willcox

     Title:    President                     Title: Chief Financial Officer
            ----------------------                  -------------------------

     Date:     September 17, 1996            Date:     September 17, 1996
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In reference  to section 4,  TI Allowance of First  Amendment to Lease:
Lessor prescribed herein represents the lessors best estimate of cost at this time. Formal definition of final cost as it relates to monies owed by lessee will be defined at conclusion of construction. Lessor shall provide lessee with actual cost and provide supporting documentation as requested by lessee.

Acknowledged and accepted:


     By:  /s/ Carl E. Berg                   By:      /s/ Riley R. Willcox
         -------------------------                  -------------------------
            Carl E. Berg                                 Riley R. Willcox

     Title:    President                     Title:    Chief Financial Officer
            ----------------------                   --------------------------

     Date:     September 17, 1996            Date:     September 17, 1996
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